UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 21, 2002

                              2KSOUNDS CORPORATION
                             ----------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


      NEVADA                         000-32229                   76-0616474
------------------------     ------------------------        ------------------
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)          (IRS EMPLOYER
                                                             IDENTIFICATION NO.)

                         21700 OXNARD STREET, SUITE 1030
                        WOODLAND HILLS, CALIFORNIA 91367
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (818) 593-2225
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                            WIRELESS SYNERGIES, INC.
             --------------------------------------------------------------
              (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

     On May 22, 2002, Wireless Synergies, Inc., a Nevada corporation (the "Company"), announced that on May 21, 2002, amendments to its articles of incorporation became effective which changed the name of the Company to 2KSounds Corporation, and increased the number of shares of capital stock the Company is authorized to issue to six hundred million (600,000,000) shares, par value $0.001 per share, consisting of five hundred million (500,000,000) shares of common stock and one hundred million (100,000,000) shares of preferred stock. The voting powers, designations, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock in one or more series shall be fixed by the Company's Board of Directors from time to time in accordance with the provisions of the Nevada General Corporation Law.

     In connection with the change of its corporate name, the Company was assigned TWOK as its new trading symbol on the Over-The-Counter Bulletin Board (OTCBB). Trading commenced under the new trading symbol on May 21, 2002. In connection with the corporate name change, the Company obtained a new CUSIP number, which is 90210U 10 0.

     The Company also announced that its previously announced 20-for-1 forward stock split, in the nature of dividend, was effective May 21, 2002, payable to shareholders of record as of the close of business on May 20, 2002. As a result of the forward stock split, the 18,697,279 issued and outstanding shares of the Company's common stock now represent, in the aggregate, 373,945,580 shares of common stock, and each one share of the Company's common stock represents 20 shares of common stock. Shareholders will receive 19 additional shares of the Company's common stock for each share of common stock they hold in the Company.

     The Company has ordered a sufficient number of stock certificates bearing the Company's new corporate name. The Company will issue to each shareholder of record as of the close of business on May 20, 2002, a stock certificate bearing our new 2KSounds Corporation corporate name and CUSIP number for the number of additional number of shares which each shareholder is entitled to receive as a result of the forward stock split (i.e., 19 additional shares of common stock for each one share held on the record date).

     Certificates representing the additional shares of common stock to be distributed to holders of common stock on the record date will be mailed to each shareholder directly by the Company's transfer agent, American Stock Transfer & Trust Company. With respect to each shareholder's existing Wireless stock certificate, such certificate represents, and will continue to represent, the number of shares denominated on the face of such certificate. The Company urges each shareholder to send their existing Wireless stock certificate to our transfer agent, American Stock Transfer & Trust Company, who will reissue to such shareholder a new stock certificate in their name for the same number of shares represented by their existing Wireless stock certificate. The new stock certificate issued to shareholders representing the reissued shares will bear the Company's new corporate name and CUSIP number. A transmittal letter addressed to American Stock Transfer will be sent to the Company's shareholders for their use in sending their existing Wireless stock certificates back to our transfer agent.

     While the Company encourages each shareholder to submit their existing Wireless stock certificate to our transfer agent so that the shares represented thereby can be reissued to such shareholder on the Company's new stock certificates, shareholders are not required to do so. American Stock Transfer will continue to process transfers of shares represented by existing Wireless stock certificates.

     The corporate name change, increase in the authorized capital stock of the Company, and 20-for-1 forward stock split were approved by shareholders owning a majority of the outstanding shares of the Company's common stock, and were disclosed in the Company's definitive Information Statement on Schedule 14C, which was filed with the Securities and Exchange Commission and mailed to stockholders on April 29, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):     Financial Statements of Businesses Acquired - Not Applicable.

(b):     Pro Forma Financial Information- Not Applicable.

(c):     Exhibits:

         3.1 Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on May 7, 2002 and as effective on May 21, 2002.

         99.1 Press Release dated May 22, 2002 announcing the effectiveness of the corporate name change and the 20-for-1 forward stock split ("Wireless Synergies Announces Change of Name to 2KSounds Corporation and Forward Stock Split").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        2KSOUNDS CORPORATION


                                        By:   /s/ John Guidon
                                              ------------------------------
                                                  John Guidon
                                                  Chief Executive Officer

Dated:  May 24, 2002

                                  EXHIBIT INDEX



         3.1 Certificate of Amendment to Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on May 7, 2002 and as effective on May 21, 2002.

         99.1 Press Release dated May 22, 2002 announcing the effectiveness of the corporate name change and the 20-for-1 forward stock split ("Wireless Synergies Announces Change of Name to 2KSounds Corporation and Forward Stock Split").